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                                                                    Exhibit 10.6

                 AMENDMENT TO SETTLEMENT AGREEMENT AND RELEASE

     This Amendment to Settlement Agreement and Release (the "Amendment Agreement") dated May 23, 2002 (the "Amendment Date") is made and entered into by and between DATA SYSTEMS ANALYSTS, INC., its parent, subsidiaries, divisions, principals, officers, directors, employees, and agents, and THE NETPLEX GROUP, INC. and TECHNOLOGY DEVELOPMENTS SYSTEMS, INC., their respective parents, subsidiaries, and divisions, and as to each, their principals, officers, directors, employees and agents, successors and assigns.

                                   BACKGROUND

     A. On or about September 4, 1997, Data Systems Analysts, Inc. ("DSA") filed a lawsuit against The Netplex Group, Inc. ("Netplex"), Technology Development Systems, Inc. ("TDS") and XcelleNet, Inc. ("XcelleNet") alleging, inter alia, breach of contract and copyright infringement by Netplex and TDS (hereinafter collectively referred to as "Netplex"). Netplex filed certain counterclaims against DSA in response to the lawsuit. DSA and Netplex subsequently agreed to a settlement of all claims between them regarding the lawsuit and to stipulate to the entry of a Joint Dismissal with Prejudice (the "Agreement and Release"). In connection with the Agreement and Release, DSA and Netplex executed that certain Warrant of Attorney to Confess Judgment dated December 27, 2001 (the "Warrant"). In addition, Netplex executed that certain Security Agreement dated December 28, 2001 in favor of DSA (the "Security Agreement"). The Agreement and Release, together with the Warrant and Security Agreement, shall hereinafter be collectively referred to as the "Settlement Documents."

     B. Pursuant to the terms of the Agreement and Release, Netplex agreed to:
(i) transfer to DSA all right, title and interest in all of its shares of the capital stock of Tavve Software Company, which transfer DSA acknowledges to have occurred; (ii) pay to DSA One Million Four Hundred Thousand Dollars (US $1,400,000) (collectively referred to herein as the "Obligations") in accordance with a schedule of payments; (iii) accelerate payment of the Obligations upon the closing of any disposition of all or any material amount of the assets of Netplex Systems, Inc.'s Systems Integration Business (the "SI Business"); (iv) grant to DSA a security interest in and a lien on all proceeds from the sale of the SI Business as a condition of the Agreement and Release in the event that the Rights Offering (as defined in the Settlement Agreement and Release) is unsuccessful; and (v) assign to DSA one-half interest in the net proceeds of any lawsuit asserted against Netplex's former counsel.

     C. Certain Events of Default (collectively, the "Existing Events of Default") have occurred and are continuing under the Agreement and Release including, without limitation, the following:

          (1) Netplex has failed to pay in cash to DSA, on or before March 31, 2002, the sum of Nine Hundred Thousand Dollars (US $900,000) plus interest commencing January 1, 2002, pursuant to Section 2.(a) of the Agreement and Release;

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          (2) Netplex was "unsuccessful" in completing the Rights Offering by
4:30 p.m. (Philadelphia, Pennsylvania time) on March 31, 2002 pursuant to
Section 4.(a)(i) of the Agreement and Release; and

          (3) The Rights Offering has been deemed "unsuccessful" because it failed to generate proceeds net of commissions and expenses of more than One Million Dollars (US $1,000,000) pursuant to Section 4.(a)(ii) of the Agreement and Release.

     D. Netplex has requested that DSA: (i) waive the Existing Events of Default until and including May 24, 2002, while retaining the right to perfect its security in and lien upon any proceeds from the disposition of the SI Business until the payment of the Initial Payment as defined below (at which time the provisions of Section 2.6 hereof shall control); (ii) consent to sale by Netplex Systems, Inc. of the assets of its Retail Division (the "Retail Division") free of any DSA claims or encumbrances; (iii) agree to accept Five Hundred and Five Thousand Dollars (US $505,000) from Netplex in partial satisfaction of the Obligations (the "Initial Payment"), leaving a balance of Eight Hundred Ninety-Five Thousand Dollars ($895,000) of such Obligations subject to the terms of this Amendment Agreement; and (iv) release its lien on all proceeds from the sale of the SI Business, except with respect to twenty percent (20%) of the excess of such proceeds over Two Million Dollars ($2,000,000).

     E. All capitalized terms contained herein which are not otherwise defined shall have the definitions set forth in the Agreement and Release.

     NOW, THEREFORE, incorporating the Background herein, and for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Netplex and DSA agree as follows:

                           ARTICLE I - ACKNOWLEDGMENTS

     1.1 Acknowledgment of Settlement Documents; Waiver of Defenses. Netplex acknowledges that: (a) Except as amended hereby, the Settlement Documents are valid and enforceable in accordance with their respective terms against Netplex in every respect, and all of the terms and conditions of each of the Settlement Documents are binding upon Netplex; and (b) To the extent that Netplex has any defenses, setoffs, claims, or counterclaims to repayment of the Obligations or against DSA as of the Amendment Date, such defenses, setoffs, claims, or counterclaims are hereby waived.

     1.2 Acknowledgment of Outstanding Obligations. As of the Amendment Date, Netplex is indebted to DSA in the aggregate principal amount of US $1,400,000 plus accrued but unpaid interest, all without offset, counterclaims or defenses of any kind. Nothing contained herein shall alter, amend, modify or extinguish the obligation of Netplex to repay the Obligations, and this Amendment Agreement does not constitute a novation of any of the Settlement Documents. DSA agrees that notwithstanding the foregoing, once DSA has received

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the Initial Payment, DSA's recourse and Netplex's obligations under the
Settlement Documents and this Amendment Agreement shall be limited to the rights and obligations set forth in Article II, below.

     1.3 Acknowledgment of Liens. Pursuant to the Settlement Documents, DSA holds perfected security interests in and liens upon all of the Collateral wherever located, now owned or hereafter acquired, as more specifically described in the Security Agreement. Such security interests and liens secure all of the DSA Obligations owed by Netplex to DSA under the Settlement Documents.

     1.4 Reaffirmation of Security Interests. All of the Collateral constitutes collateral security for all of the Obligations. Netplex hereby grants to DSA and reaffirms its prior conveyance to DSA of a continuing security interest in and lien on the Collateral. Netplex agrees to execute and deliver to DSA such additional documentation reasonably deemed necessary or appropriate by DSA to achieve the purpose of this Section of the Amendment Agreement.

              ARTICLE II - ADDITIONAL COVENANTS OF NETPLEX AND DSA

     Netplex and DSA covenant and agree (in addition to the covenants set forth in the Settlement Documents) as follows:

     2.1 Netplex Payment. Netplex shall pay to DSA the Initial Payment on or before May 24, 2002 from the proceeds of the sale of Netplex Systems, Inc.'s Retail Division (the "Sale Proceeds"). DSA waives all existing Events of Default under the Settlement Documents through and including May 24, 2002; provided, however, that if the Initial Payment is not made on May 24, 2002 as contemplated in this Section 2.1, then any such existing Events of Default shall be deemed reinstated status quo ante.

     2.2 Sale of SI Business. Upon any sale or other disposition of all or a portion of the SI Business, Netplex shall pay DSA a sum equal to twenty percent (20%) of the proceeds of any such sale or disposition in excess in the aggregate of $2,000,000.

     2.3 Assignment of Proceeds. Pursuant to paragraph A.5 of the Settlement Agreement, Netplex assigned a one-half interest in the net proceeds of the Lawsuit on the terms set forth therein. Such interest assigned to DSA is hereby increased to a two-thirds, and Netplex hereby assigns such additional proceeds to DSA. The parties agree that the law firm referenced in paragraph A.5 which shall be retained on a contingent fee basis shall be Berger & Montague, and the parties agree that such law firm shall be retained contemporaneously with the execution of this Amendment Agreement to pursue such legal activity, including the Lawsuit and all related claims and counterclaims that may be asserted therein, and that such legal activity will be commenced by December 31, 2002. Netplex and DSA further agree that, except as specifically

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amended hereby, all other terms and provisions of paragraph A.5 of the
Settlement Agreement shall remain in full force and effect.

     2.4 Additional Payments. If on or prior to May 23, 2007, the proceeds received either from the sale of Netplex, or the reported market capitalization of Netplex for any consecutive five-day period, exceeds $20,000,000, then commensurate with such sale or within thirty days of attaining such market capitalization, as the case may be, Netplex shall pay DSA an amount equal to the lesser of (i) such excess or (ii) $895,000.

     2.5 Existing Covenants. Unless otherwise provided herein, until the repayment of the Obligations, Netplex shall comply with all of the covenants set forth in the Settlement Documents.

     2.6 DSA's Obligation to Release Liens Over Portion of Proceeds from Sale of SI Business. DSA agrees that upon its receipt of the Initial Payment, its security interest in any proceeds from the sale of the SI Business, except with respect to 20% of the excess of such proceeds over $2,000,000, shall be deemed released, and that DSA shall upon receipt of such payment amend the UCC-1 Financing Statements filed against Netplex and Netplex Systems. Inc to reflect such release. Moreover, upon DSA's receipt of the Initial Payment, DSA will release its claims against Netplex except as and to the extent set forth in this
Article II.

                       ARTICLE III - CONDITIONS PRECEDENT

     3.1 Conditions to Effectiveness. The effectiveness of the Amendment Agreement is subject to the satisfaction of the following conditions precedent:

          (a) Due execution and delivery of this Amendment Agreement by Netplex;

          (b) A schedule prepared in good faith by Netplex and attached as an exhibit to the Amendment Agreement which includes: (i) the total Sale Proceeds,
(ii) the identification of all Netplex creditors receiving Sale Proceeds (iii) their respective claim amounts against Netplex, and (iv) the amounts that such will receive from the Sale Proceeds, or if their claim and the payment plan with respect thereto have not been resolved, a good faith estimate of the amounts such creditors will receive from the Sale Proceeds;

          (c) A schedule prepared in good faith by Netplex identifying all creditors with claims against Netplex which will remain in existence after payment of the Sale Proceeds, including (x) any security interest covering all or a portion of their respective claims and (y) their respective claim amounts against Netplex, or if their claim and the payment plan with respect thereto have not been resolved, a good faith estimate of the amounts such creditors' claims that will remain in existence after payment of the Sale Proceeds.

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          (d) A Certification of Authority executed by the Assistant Secretary of Netplex, dated as of the date hereof, certifying the incumbency and signature of the officers of Netplex executing this Amendment Agreement and all other documents to be delivered by them pursuant hereto, together with evidence of the incumbency of such Secretary and corporate resolution of Netplex, certified by the secretary, authorizing and approving this Amendment Agreement and the payments specified in this Article III;

          (e) A written representation and warranty from Netplex that, other than as set forth in Schedule 3.1(e) hereof, neither Netplex, Netplex Systems, Inc. nor TDS is currently in default on any material tax obligation to any federal, state, or local government; and

          (f) Such other documents as may be reasonably required by DSA to effectuate the terms of this Amendment Agreement.

                   ARTICLE IV - REPRESENTATIONS AND WARRANTIES

     To induce DSA to enter into this Amendment Agreement and as partial consideration for the terms and conditions contained herein, Netplex makes the following representations and warranties to DSA, each and all of which shall survive the execution and delivery of this Amendment Agreement:

     4.1 Organization and Location.

          (a) The Netplex Group, Inc. is a corporation duly incorporated, organized, validly existing and in good standing under the laws of the State of New York, and is duly authorized to do business and is duly qualified as a foreign corporation in all jurisdictions wherein the nature of its businesses or properties would cause Netplex's failure to have such qualification to have a material adverse effect, and has the corporate power to carry on its business as now conducted;

          (b) Netplex has the requisite power and authority to deliver and perform this Amendment Agreement.

          (c) Kurt L. Malmgren, Jr. has the requisite power and authority to negotiate and deliver this Amendment Agreement on behalf of Netplex.

     4.2 Authorization; Valid and Binding Agreement. All corporate action required to be taken by Netplex, its officers, directors and stockholders, and all actions required to be taken by the principals of Netplex for the authorization, execution, delivery and performance of this Amendment Agreement and other documents contemplated hereby have been taken. Each

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person executing this Amendment Agreement on behalf of Netplex is an authorized officer or member of Netplex. This Amendment Agreement is, and each of the documents executed pursuant hereto will be, legal, valid, and binding obligations of the party or parties thereto, enforceable against each such party in accordance with their respective terms, subject only to bankruptcy, insolvency, reorganization, moratorium and other laws or equitable principles affecting creditors' rights generally.

     4.3 Sale Proceeds. Netplex will disburse the Initial Payment or before May 24, 2002 from the Sale Proceeds held by a disbursement agent in connection with the sale of the Retail Division.

     4.4 Liquidation Value: The Payment to DSA from the Sale Proceeds is an amount greater than that which DSA would receive in a case under Chapter 7 of Title 11 of the United States Code.

     4.5 Compliance with Laws. Netplex is in compliance in all material respects with all laws, regulations and requirements applicable to its business, and has not received, and has no knowledge of, any order or notice of any governmental investigation or of any violations or claims of violation of any law, regulation or any governmental requirement.

     4.6 No Conflict; Government Approvals. The execution, delivery and performance by Netplex of this Amendment Agreement, do not:

          (a) conflict with, violate or result in the breach of any provisions of any applicable law, rule, regulation or order; or

          (b) conflict with or result in the breach of any provision of any of the respective Articles of Incorporation, operating agreements, charters, and/or by-laws of either of Netplex or TDS. No authorization, consent or approval of, or other action by, and no notice of or filing with, any governmental authority or regulatory body is required to be obtained or made by Netplex for the due execution, delivery and performance of this Amendment Agreement.

     4.7 Third Party Consents. The execution, delivery and performance by Netplex of this Amendment Agreement will not:

          (a) require any consent or approval of any person or entity which has not been obtained prior to, and which is not in full force and effect as of, the date of this Amendment Agreement;

          (b) result in the breach of, default under, or cause the acceleration of any obligation owed under any loan, credit agreement, note, security agreement, lease indenture, mortgage, loan document or other agreement by which Netplex is bound or affected; or

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          (c) result in, or require the creation or imposition of, any lien or encumbrance on any of its properties other than those already existing liens or security interests.

     4.8 No Untrue or Misleading Statements. Netplex has responded to each information request submitted by DSA in connection with this Amendment Agreement to the best of its knowledge, information and belief. This Amendment Agreement does not contain any untrue statements of material facts.

     4.9 Other Representations and Warranties. Except to the extent inconsistent with disclosures in writing to DSA by Netplex on or prior to the Amendment Date, Netplex hereby reaffirms all of its representations and warranties to DSA contained in the Settlement Documents and, except to the extent inconsistent with the provisions of this Amendment Agreement, warrants that such representations and warranties as so modified are true and correct as of the Amendment Date.

                         ARTICLE V - EVENTS OF DEFAULT

     The occurrence of any one or more of the following shall constitute an "Event of Default" hereunder, if, after being given written notice from DSA, Netplex fails to cure the events described below:

     5.1 Netplex's Failure to Pay: Netplex shall fail to pay the Initial Payment on or before May 24, 2002.

     5.2 Breach of Covenants or Conditions: Netplex shall fail to perform or observe any other covenant, term, agreement or condition in this Amendment Agreement or is in violation of or non-compliance with any provision of this Amendment Agreement or the Settlement Documents after the expiration of any cure period, if any, set forth herein or therein.

     5.3 False Warranties; Breach of Representation: Except as otherwise disclosed to DSA in writing prior to the date hereof, any warranty or representation made by Netplex in this Amendment Agreement (including all Schedules) or any of the Settlement Documents or any other writing delivered under or pursuant to this Amendment Agreement or the Settlement Documents, or in connection with any provision of this Amendment Agreement or related to the transaction contemplated hereby shall prove to have been false or breached in any material respect. Netplex hereby agrees to notify DSA in writing within five
(5) calendar days of it learning of the occurrence of any of the events described in this paragraph.

     5.4 Amendment Agreement Invalid: The validity, binding nature of, or enforceability of any material term or provision of the Amendment Agreement is disputed by, on behalf of, or in the right or name of Netplex or any material term or provision of the Amendment Agreement is found or declared to be invalid, avoidable, or non-enforceable by any court of competent jurisdiction. Netplex hereby agrees to notify DSA in writing within five (5) calendar days of it

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learning of the occurrence of any of the events described in this paragraph;
provided, however, that, to the extent that DSA is not deprived of any benefit set forth herein or in the Settlement Documents, non-material terms or provisions shall be severable from this Amendment Agreement as set forth in
Section 7.15, below.

     5.5 Bankruptcy:

          (a) Netplex, and/or any one or more of its subsidiaries, commences any bankruptcy, reorganization, debt arrangement, receivership, or other case or proceeding under any bankruptcy, insolvency or receivership law, or any dissolution or liquidation proceeding.

          (b) Any bankruptcy, reorganization, debt arrangement, receivership, or other case or proceeding under any bankruptcy, insolvency or receivership law, or any dissolution or liquidation proceeding, is involuntarily commenced against or in respect of Netplex, and/or any one or more of its subsidiaries, or an order for relief is entered in any such proceeding and such case or proceeding is not fully and finally dismissed within thirty (30) days.

          (c) A trustee, receiver, or other custodian is appointed for Netplex, and/or any one or more of its subsidiaries, or a substantial part of any of its or their assets.

          (d) Netplex hereby agrees to notify DSA in writing within five (5) calendar days of it learning of the occurrence of any of the events described in this "Bankruptcy" section.

     5.6 Failure to Pay Taxes: Except as set forth in Schedule 3.1(e) hereof, Netplex shall fail to pay when due any tax, assessment or other governmental charge as and when due (after any protest that might be made) to the appropriate governmental entity. Netplex hereby agrees to notify DSA in writing within five
(5) calendar days of it learning of the occurrence of any of the events described in this paragraph.

                             ARTICLE VI - REMEDIES

     6.1 Upon the occurrence of an Event of Default and at any time thereafter:
(a) DSA shall have and may exercise any or all of the remedies provided for herein and/or in any of the Settlement Documents or under applicable law; and
(b) to the extent the Obligations remain unpaid by Netplex or must be returned by DSA by virtue of any bankruptcy or insolvency proceeding of any Netplex entity, all such Obligations shall immediately be due and payable by Netplex to DSA without further notice or demand, in which case the provisions of Section
2.6 hereof shall be of no further force and/or effect.

                           ARTICLE VII - MISCELLANEOUS

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     7.1 Continuing Effect. Except as amended hereby, all of the Settlement
Documents shall remain in full force and effect and bind and inure to the benefit of the parties thereto and are hereby ratified and confirmed.

     7.2 Submission to Jurisdiction; Selection of Forum. Netplex submits to the jurisdiction of the courts of the State of New Jersey. Unless both parties agree otherwise, any action arising out of this Amendment Agreement shall be venued in the United States District Court for the District of New Jersey.

     7.3 Judicial Proceedings. Netplex agrees that any suit, action or proceeding, whether claim or counterclaim, brought or instituted by Netplex or any of its successors or assigns, on or with respect to this Amendment Agreement, or the dealings of the parties with respect hereto, shall be tried only by a court and not by a jury. NETPLEX HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. NETPLEX ACKNOWLEDGES AND AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AMENDMENT AGREEMENT AND THAT DSA WOULD NOT ENTER INTO THIS AMENDMENT AGREEMENT WITH NETPLEX IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS AMENDMENT AGREEMENT.

     7.4 Cooperation; Other Documents. At all times following the execution of this Amendment Agreement, Netplex shall execute and deliver to DSA, or shall cause to be executed and delivered to DSA, and shall do or cause to be done, all such other acts and things as DSA may reasonably deem to be necessary to assure DSA the benefit of this Amendment Agreement.

     7.5 Remedies Cumulative; No Waiver. The respective rights, powers and remedies of DSA in this Amendment Agreement are cumulative and not exclusive of any right, power or remedy provided in the Settlement Documents, by law or equity, and no failure or delay on the part of DSA in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

     7.6 Notices. Any notice given pursuant to this Amendment Agreement or any of the Settlement Documents shall be in writing, including telecopies. Notice given by telecopy or other electronic mail shall be deemed to have been given and received when sent. Notice given by overnight mail courier shall be deemed to have been given and received one (1) day after the date delivered to such overnight courier by the party sending such notice. Notice by mail shall be deemed to have been given and received three (3) days after the date deposited, when sent by first class certified mail, postage prepaid, and addressed as follows:

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          To Netplex:

             The Netplex Group, Inc.
             1800 Robert Fulton Drive, Suite 250
             Reston, VA  20191
             Attention: Gene Zaino
             Telecopier: (703) 716-1110

          With a copy to:

             Malmgren & Associates, Ltd.
             SeaPines Station, Post Office Box 511
             Virginia Beach, VA  23451
             Attention:  Kurt L. Malmgren, Jr.
             Telecopier:  (757) 490-1044

          To DSA:

             Data Systems Analysts, Inc.
             4300 Haddonfield Road, Suite 200
             Pennsauken, NJ  08109-5585
             Attention: Michael McCool

          With a copy to:

             Duane Morris LLP
             One Liberty Place, 41st Floor
             Philadelphia, PA  19103
             Attention:  Rudolph J. Di Massa, Jr., Esquire
             Telecopier:  (215) 979-1020

A party may change his or its address by giving written notice of the changed address to the other parties, as specified herein.

     7.7 Indemnification. If, after receipt of any payment of all or any part of the Obligations, DSA is compelled to surrender such payment to any person or entity for any reason (including, without limitation, a determination that such payment is void or voidable as a preference or fraudulent conveyance, an impermissible setoff, or a diversion of trust funds), then this Amendment Agreement and the Settlement Documents shall continue in full force and effect, and Netplex shall be liable for, and shall indemnify, defend and hold harmless DSA with respect to the full amount so surrendered. The provisions of this section shall survive the termination of this Amendment Agreement and the other Settlement Documents and shall be and remain effective notwithstanding the payment of the Obligations, the release of any lien, security

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interest or other encumbrance securing the Obligations or any other action which
DSA may have taken in reliance upon its receipt of such payment. Any release of any such encumbrance or other such action shall be deemed to have been conditioned upon any payment of the Obligations having become final and irrevocable.

     7.8 Releases. Netplex, on behalf of itself, and all persons and entities claiming by, through, or under Netplex, hereby releases, waives and forever discharges DSA, and all of DSA's officers, directors, attorneys, agents, affiliates, and successors and assigns, of, from, and with respect to any and all manner of action and actions, cause and causes of action, suits, disputes, claims, counterclaims and/or liabilities, cross claims, defenses, and any claims for avoidance or other remedies available to a debtor, its estate or any trustee or representative thereof, whether now known or unknown, suspected or unsuspected, past or present, asserted or unasserted, contingent or liquidated, whether or not well founded in fact or law, whether in contract, in tort or otherwise, at law or in equity, which Netplex had or now has, claims to have had, now claims to have or hereafter can, shall or may claim to have against DSA, for or by reason of any cause, matter, or thing whatsoever arising from the beginning of the world through the date hereof, including any claims based upon, relating to or arising out of any and all transactions, relationships or dealings with or loans made by DSA prior to the Amendment Date. Notwithstanding the foregoing, nothing contained in this Amendment Agreement shall constitute a waiver of future claims or defenses that may arise after the Amendment Date out of or in connection with any cause, matter, or thing occurring after the Amendment Date.

          Except as set forth in this Amendment Agreement and the Settlement Documents, DSA, on behalf of itself, and all persons and entities claiming by, through, or under DSA, hereby releases, waives and forever discharges Netplex, and all of Netplex's officers, directors, attorneys, agents, affiliates, and successors and assigns, of, from, and with respect to any and all manner of action and actions, cause and causes of action, suits, disputes, claims, counterclaims and/or liabilities, cross claims, defenses, and any claims for avoidance or other remedies available to a debtor, its estate or any trustee or representative thereof, whether now known or unknown, suspected or unsuspected, past or present, asserted or unasserted, contingent or liquidated, whether or not well founded in fact or law, whether in contract, in tort or otherwise, at law or in equity, which Netplex had or now has, claims to have had, now claims to have or hereafter can, shall or may claim to have against Netplex, for or by reason of any cause, matter, or thing whatsoever arising from the beginning of the world through the date hereof, including any claims based upon, relating to or arising out of any and all transactions, relationships or dealings with Netplex prior to the Amendment Date. Notwithstanding the foregoing, nothing contained in this Amendment Agreement shall constitute a waiver of future claims or defenses that may arise after the Amendment Date out of or in connection with any cause, matter, or thing occurring after the Amendment Date, or to the extent such is reinstated status quo ante, the existing Events of Default referenced in
Section 2.1.

     7.9 Survival of Representations and Warranties. All representations and warranties of Netplex contained in this Amendment Agreement and in all other documents and instruments

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executed in connection herewith or otherwise relating to this Amendment
Agreement shall survive the execution of this Amendment Agreement and are material and have been or will be relied upon by DSA, notwithstanding any investigation made by any person, entity or organization on DSA's behalf. No implied representation or warranties are created or arise as a result of this Amendment Agreement or the documents comprising or relating to this Amendment Agreement. For purposes of the foregoing, all statements in any certificate or other writing required by this Amendment Agreement to be delivered to DSA on or after the execution of this Amendment Agreement by or on behalf of Netplex pursuant to and in accordance with this Amendment Agreement or any other document or instrument executed in connection herewith or otherwise or relating to this Amendment Agreement or in connection with the transactions contemplated thereby shall be deemed to be representations and warranties contained in this Amendment Agreement.

     7.10 Headings. The headings and underscoring of articles, sections and clauses have been included herein for convenience only and shall not be considered in interpreting this Amendment Agreement.

     7.11 Governing Law. This Amendment Agreement and all documents and instruments executed in connection herewith or otherwise relating to this Amendment Agreement shall be construed in accordance with and governed by the internal laws of the State of New Jersey without reference to conflict of laws principles.

     7.12 Integration. This Amendment Agreement and all documents and instruments executed in connection herewith or otherwise relating to this Amendment Agreement, including, without limitation, the Settlement Documents, constitute the sole agreement of the parties with respect to the subject matter hereof and thereof and supersede all oral negotiations and prior writings with respect to the subject matter hereof and thereof.

     7.13 Amendment and Waiver. No amendment to this Amendment Agreement, and no waiver, discharge or termination of any one or more of the provisions thereof, shall be effective unless set forth in writing and signed by all of the parties hereto.

     7.14 Successors and Assigns. This Amendment Agreement and the Settlement
Documents: (i) shall be binding upon DSA and Netplex, and upon their respective nominees, successors and assigns, and (ii) shall inure to the benefit of DSA and Netplex; provided, however, that Netplex may not assign any rights hereunder or any interest herein without obtaining the prior written consent of DSA, and any such assignment or attempted assignment shall be void and of no effect with respect to DSA.

     7.15 Severability of Provisions. Any non-material provision of this Amendment Agreement that is held to be inoperative, unenforceable, void or invalid in any jurisdiction shall, as to that jurisdiction, be ineffective, unenforceable, void or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability or validity of that

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

provision in any other jurisdiction, and to this end the provisions of this Amendment Agreement are declared to be severable.

     7.16 Conflicting Provisions. To the extent that any of the terms in this Amendment Agreement contradict any of the terms contained in the Settlement Documents, the terms of this Amendment Agreement shall control.

     7.17 Counterparts; Effectiveness. This Amendment Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Amendment Agreement. This Amendment Agreement shall be deemed to have been executed and delivered when DSA has received counterparts hereof executed by all parties listed on the signature pages hereto.

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

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have caused this Amendment Agreement to be executed as of the date first above written.

                                          THE NETPLEX GROUP, INC.


                                          By:
                                              ----------------------------------
                                          Title:
                                                 -------------------------------


                                          DATA SYSTEMS ANALYSTS, INC.


                                          By:
                                              ----------------------------------
                                          Title:
                                                 -------------------------------


                                          TECHNOLOGY DEVELOPMENTS SYSTEMS, INC.


                                          By:
                                              ----------------------------------
                                          Title:
                                                 -------------------------------

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